Exhibit 1

JOINT FILING AGREEMENT

           The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of Emisphere Technologies, Inc., dated as of October 3, 2005, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: January 18, 2006	MHR CAPITAL PARTNERS (500) LP

By: MHR Advisors LLC,
      its General Partner

By: /s/ Hal Goldstein
      Name: Hal Goldstein
      Title: Vice President

MHR ADVISORS LLC

By: /s/ Hal Goldstein
      Name: Hal Goldstein
      Title: Vice President

MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC,
      its General Partner

By: /s/ Hal Goldstein
      Name: Hal Goldstein
      Title: Vice President

MHR INSTITUTIONAL ADVISORS II LLC

By: /s/ Hal Goldstein
      Name: Hal Goldstein
      Title: Vice President

MARK H. RACHESKY, M.D.

By: /s/ Mark H. Rachesky